UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Procter & Gamble Company

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On September 25, 2017, The Procter & Gamble Company distributed the following communication and may in the future send or use the same or substantially similar communications from time to time:

Expert Voices Weigh In* “Mr. Taylor has done “In light of the vast array of actions the firm remarkable streamlining. is undertaking, we fail to see a major impetus behind Peltz’s approach and I think that there’s much more of little to suggest that his oversight a Jack Welch feel there now.” would accelerate change.” JIM CRAMER ERIN LASH CNBC Analyst, Morningstar “F4Q17 results help fuel P&G’s case that “What I think he’s [Nelson Peltz] after? If there it is in fact making progress on its weren’t lawyers here watching, I’d say we’re articulated turnaround plan or stated looking at a 75 soon to be 76 year old looking for more simply, it is not standing still.” one more final fiing. This is not something that is needed, this is a man who’s already on five LAUREN LIEBERMAN Boards if you count his own Trian, he’s on four Analyst, Barclays major Boards, that should be a distraction.” JEFFREY SONNENFELD Yale School of Management “P&G’s management has a credible plan in place to address years of underperformance and share losses, “Strategy is clear, focus very evident: and is executing against it with a With structural changes in place and incentives prudent sense of urgency.” appropriately aligned locally, P&G sounds increasingly confident in its ability to more consistently deliver STEPHEN POWERS balanced top / bottom line growth.” Analyst, UBS KEVIN GRUNDY Analyst, Jefferies “We believe David Taylor, now CEO for nearly two years, has already made “P&G’s management and its board the right moves to accelerate growth, already have a plan to accelerate sales, including an organizational overhaul to profits and shareholder returns. It’s not shift decision-making closer to the consumer and tying employee pay to a secret. They’ve laid it out in public for controllable successes.” Wall Street and anyone else to hear.” CAROLINE LEVY DAVID HOLTHAUS Analyst, Macquarie Capital (USA) Inc. WCPO Cincinnati Editorial Board * Permission to use quotations neither sought nor obtained. For more third party perspective, visit voteblue.pg.com/other-voices.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.